UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  October 26, 2006

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Standard Register Company (“Company”) has maintained an officer supplemental retirement plan for over twenty years, The Standard Register Company Officers’ Supplemental Non-Qualified Retirement Plan (“Officers’ Plan”).  The plan is designed to attract and retain qualified individuals to serve as officers of the Company, by providing additional retirement benefits.  The Officers’ Plan supplements the retirement benefits officers receive from underlying qualified and non-qualified defined benefit plans.

The underlying defined benefit pension plan was closed to new employees in 2001.  In addition, benefit accruals were frozen for certain participants effective in 2005.  As a result, the Company now has two officers who are not accruing benefits in any defined benefit plan, but participate only in the 401(k) Savings Plan.  The Compensation Committee of the Company’s Board of Directors recommended the Board adopt a new defined contribution supplemental executive plan designed to supplement benefits available under the 401(k) Savings Plan for such officers.  In its October 26, 2006 meeting, the Board adopted The Standard Register Company Supplemental Executive Retirement Plan (“SERP”).

It is intended that employees hired after 2000 who become officers will participate in the SERP, but not the Officers’ Plan.  Currently the participants in the SERP, as designated by the Board of Directors are:   Joseph P. Morgan, Jr., Vice President, Chief Technology Officer & General Manager, On Demand Solutions, and Thomas M. Furey, Vice President, Chief Supply Chain Officer & General Manager, Document and Label Solutions.

Under the SERP, the Company will annually allocate 15% of base compensation and annual bonus to a hypothetical, unfunded account on behalf of each officer.  Participant accounts will be credited with earnings as established by the Compensation Committee from time to time. The initial earnings rate is 6%.  Ten years of officer service is required for vesting of a participant’s account.  The SERP is designed to build a retirement account that is the actuarial equivalent of 50% of final base pay and bonus after twenty years of officer service, offset by the Company’s 401(k) match and Social Security.  The account balance is payable in ten annual installments following retirement.

The SERP contains a “double trigger” change in control provision.  In the event a participating executive officer is involuntarily terminated from employment within one year following a change in control of the Company, the account balance will be distributed in a lump sum, subject to tax rules.  A participant shall be deemed to have an involuntary termination of employment if, following a change in control, the participant is not offered a position similar in responsibility and compensation to the participant’s position prior to the change in control and within fifty miles of the participant’s previous work location.

At its October 26, 2006 meeting, the Board also amended and restated the Officers’ Plan.  The Officers’ Plan was amended to add a change in control provision identical to that in the new SERP, and to conform beneficiary designations, payout method, and death benefits to those in the SERP.  In all other material respects, the Officers’ Plan was unchanged.  Craig J. Brown, Senior Vice President, Treasurer & Chief Financial Officer, Kathryn A. Lamme, Senior Vice President, General Counsel & Secretary, and Donna L. Beladi, Vice President, Chief Strategy Officer, were designated to continue their participation in the Officer Plan, but are not eligible to participate in the SERP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  October 31, 2006

/s/ Kathryn A. Lamme

By:  Kathryn A. Lamme

Senior Vice President, General Counsel &

Secretary